Exhibit 99.1

Appendix 4C

Quarterly report for entities subject to Listing Rule 4.7B

Introduced 31/03/00 Amended 30/09/01, 24/10/05, 17/12/10, 01/09/16

Name of entity
AirXpanders Inc
ABN	Quarter ended (“current quarter”)
28 604 398 423	March 31, 2019

Consolidated statement of cash flows		Current quarter Q1 US$ ’000	Year to date 3 Months US$ ’000
1.	Cash flows from operating activities	1,732	1,732
1.1	Receipts from customers
1.2	Payments for	(154)	(154)
	(a) research and development
	(b) product manufacturing and operating costs	(1,234)	(1,234)
	(c) advertising and marketing	(456)	(456)
	(d) leased assets	-	-
	(e) staff costs	(3,696)	(3,696)
	(f) administration and corporate costs	(771)	(771)
1.3	Dividends received (see note 3)
1.4	Interest received	35	35
1.5	Interest and other costs of finance paid	(364)	(364)
1.6	Income taxes paid	-	-
1.7	Government grants and tax incentives	-	-
1.8	Other (provide details if material)	-	-
1.9	Net cash from / (used in) operating activities	(4,908)	(4,908)

2.	Cash flows from investing activities	(69)	(69)
2.1	Payments to acquire:
(a) property, plant and equipment
	(b) businesses (see item 10)	-	-
	(c) investments *	-	-

Consolidated statement of cash flows		Current quarter Q1 US$ ’000	Year to date 3 Months US$ ’000
	(d) intellectual property	-	-
	(e) other non-current assets	-	-
2.2	Proceeds from disposal of:	-	-
(a) property, plant and equipment
	(b) businesses (see item 10)	-	-
	(c) investments*	-	-
	(d) intellectual property	-	-
	(e) other non-current assets	-	-
2.3	Cash flows from loans to other entities	-	-
2.4	Dividends received (see note 3)	-	-
2.5	Other (provide details if material)	-	-
2.6	Net cash from / (used in) investing activities	(69)	(69)

*Represents maturities of short term investments consisting of highly liquid, U.S. Treasury securities.

3.	Cash flows from financing activities	-	-
3.1	Proceeds from issues of shares
3.2	Proceeds from issue of convertible notes	-	-
3.3	Proceeds from exercise of share options	-	-
3.4	Transaction costs related to issues of shares, convertible notes or options	-	-
3.5	Proceeds from borrowings	-	-
3.6	Repayment of borrowings	-	-
3.7	Transaction costs related to loans and borrowings	-	-
3.8	Dividends paid	-	-
3.9	Other (provide details if material)	-	-
3.10	Net cash from / (used in) financing activities	-	-

4.	Net increase / (decrease) in cash and cash equivalents for the period
4.1	Cash and cash equivalents at beginning of quarter/year to date	9,375	9,375
4.2	Net cash from / (used in) operating activities (item 1.9 above)	(4,908)	(4,908)
4.3	Net cash from / (used in) investing activities (item 2.6 above)	(69)	(69)
4.4	Net cash from / (used in) financing activities (item 3.10 above)	-	-
4.5	Effect of movement in exchange rates on cash held	-	-
4.6	Cash and cash equivalents at end of quarter	4,398	4,398

5.	Reconciliation of cash and cash equivalents at the end of the quarter (as shown in the consolidated statement of cash flows) to the related items in the accounts	Current quarter US$’000	Previous quarter US$’000
5.1	Bank balances	4,398	9,375
5.2	Call deposits	-	-
5.3	Bank overdrafts	-	-
5.4	Other (provide details)	-	-
5.5	Cash and cash equivalents at end of quarter (should equal item 4.6 above) #	4,398	9,375

6.	Payments to directors of the entity and their associates	Current quarter US$'000
6.1	Aggregate amount of payments to these parties included in item 1.2	50
6.2	Aggregate amount of cash flow from loans to these parties included in item 2.3	-
6.3	Include below any explanation necessary to understand the transactions included in items 6.1 and 6.2
Payments represent remuneration paid to the Board of Directors.

7.	Payments to related entities of the entity and their associates	Current quarter US$'000
7.1	Aggregate amount of payments to these parties included in item 1.2	-
7.2	Aggregate amount of cash flow from loans to these parties included in item 2.3	-
7.3	Include below any explanation necessary to understand the transactions included in items 7.1 and 7.2

8.	Financing facilities available Add notes as necessary for an understanding of the position	Total facility amount at quarter end US$’000	Amount drawn at quarter end US$’000
8.1	Loan facilities	$15,545	-
8.2	Credit standby arrangements	-	-
8.3	Other (please specify)	-	-
8.4

Include below a description of each facility above, including the lender, interest rate and whether it is secured or unsecured. If any additional facilities have been entered into or are proposed to be entered into after quarter end, include details of those facilities as well.

In August 2017, we borrowed $15,000,000 under a loan and security agreement, as amended, with Oxford Finance LLC, or Oxford, which matures in August 2022. Interest is paid monthly on the principal amount at a variable rate equal to the greater of (a) the thirty day LIBOR rate, or (b) 0.99%, plus 7.26% per annum. The loan is secured by substantially all of our assets, including intellectual property. Under the terms of the agreement, as amended, interest-only payments are due monthly through December 2019, with principal payments commencing on January 1, 2020, due in 32 equal monthly instalments. A final fee of $1,200,000 is due at maturity (or acceleration or prepayment). Subject to a prepayment fee equal to between 0.5% to 2.0% of the principal amount of the prepaid amount, we can prepay the entire loan amount by providing a written five-day notice prior to such prepayment and paying all outstanding principal, interest, final payment fees and prepayment fees plus any default fees and all other sums that shall have become due and payable.

Total facility amount as of March 31, 2019 of $15,545,000 includes the total amount borrowed under the agreement plus a prorata accrual of final fee of $1,200,000 described above.

9.	Estimated cash outflows for next quarter	US$’000
9.1	Research and development	(150)
9.2	Product manufacturing and operating costs	(1,500)
9.3	Advertising and marketing	(300)
9.4	Leased assets
9.5	Staff costs	(3,000)
9.6	Administration and corporate costs	(1,100)
9.7	Other (provide details if material)
	- Payments for property, plant and equipment	-
	- Repayment of borrowings	-
	- Interest and other costs of finance paid	(360)
	- Transaction costs related to issues of shares, convertible notes or options	-
9.8	Total estimated cash outflows (see Note 1 and Note 2)	(6,410)

Note 1: excludes estimated cash inflows: Cash inflows for the prior quarter were $1.7 million.

Note 2: The Company is currently evaluating opportunities to raise additional capital, including the related terms and timing. The Company is also reviewing its operations and considering possible changes that it believes may, if able to be implemented, help address the previously announced revenue shortfall and reduce its overall cash outflows.

10.	Acquisitions and disposals of business entities (items 2.1(b) and 2.2(b) above)	Acquisitions	Disposals
10.1	Name of entity	N/A	N/A
10.2	Place of incorporation or registration
10.3	Consideration for acquisition or disposal
10.4	Total net assets
10.5	Nature of business

Compliance statement

1	This statement has been prepared in accordance with accounting standards and policies which comply with Listing Rule 19.11A.

2	This statement gives a true and fair view of the matters disclosed.

Sign here:	/s/ Brendan Case	Date: April 30, 2019 (AUS time)
(Company secretary)

Print name:

Notes

1.

The quarterly report provides a basis for informing the market how the entity’s activities have been financed for the past quarter and the effect on its cash position. An entity that wishes to disclose additional information is encouraged to do so, in a note or notes included in or attached to this report.

2.

If this quarterly report has been prepared in accordance with Australian Accounting Standards, the definitions in, and provisions of, AASB 107: Statement of Cash Flows apply to this report. If this quarterly report has been prepared in accordance with other accounting standards agreed by ASX pursuant to Listing Rule 19.11A, the corresponding equivalent standard applies to this report.

3.	Dividends received may be classified either as cash flows from operating activities or cash flows from investing activities, depending on the accounting policy of the entity.